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Exhibit 4.7

  THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

WARRANT TO PURCHASE COMMON STOCK
of
LOCAL MATTERS, INC.

        This Warrant (the "Warrant") is issued to                         ("Holder") by Local Matters, Inc., a Delaware corporation (the "Company"), on October 1, 2006 in replacement of a warrant originally issued on                        (the "Warrant Issue Date").

        1.    Purchase Shares.    Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company,                         shares of the Company's Common Stock, par value $0.001 per share ("Warrant Shares") at the exercise price (defined below) subject to adjustments as provided in Section 6.

        2.    Exercise Price.    The exercise price for the Warrant Shares shall be $            per Warrant Share, as adjusted from time to time pursuant to Section 6 hereof (the "Exercise Price").

        3.    Exercise Period.    This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending on the earlier of (i)                         , (ii) three (3) years after closing of the sale and issuance of the Company's common stock, par value $0.001 per share ("Common Stock") in a firmly underwritten initial public offering, pursuant to an effective registration under the Securities Act of 1933, as amended (the "Act"), with gross proceeds to the Company of at least $10,000,000 (the "Initial Public Offering"), or (iii) immediately preceding a Change of Control. The term "Change of Control" shall mean (a) the acquisition of the Company pursuant to a consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation (other than a reincorporation); or (b) the sale of all or substantially all of the assets of the Company to any other person. In the event of a Change of Control, the Company shall provide the Holder with thirty (30) days' prior written notice of the event constituting the Change of Control. Further, in the event of a Change of Control whereby (x) the consideration to be received by Holder in the event of a Change of Control in respect of the Warrant Shares exceeds the exercise price of this Warrant and (y) Holder has not notified the Company of Holder's intent to exercise this Warrant within the 30-days notice provision contained in this Section 3, then, this Warrant shall be deemed automatically exercised as of the closing of the event constituting the Change of Control in accordance with the terms of Section 5 hereof.

        4.    Method of Exercise.    While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a)   the surrender of this Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices; and

          (b)   the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

        5.    Net Exercise.    In lieu of exercising this Warrant pursuant to Section 4 above, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Exercise attached hereto indicating such election, in which event the Company shall issue to the Holder hereof a number of Warrant Shares computed using the following formula:

X	=	Y (A-B) A
Where X	=	The number of Warrant Shares to be issued to the Holder pursuant to the net exercise.
Y	=	The number of Warrant Shares in respect of which the net exercise election is made.
A	=	The fair market value of one Warrant Share at the time the net exercise election is made.
B	=	The Exercise Price (as adjusted to the date of the net exercise)

For purposes of this Section 5, the fair market value of one Warrant Share as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the closing price of the securities on such exchange on the date of the exercise of this Warrant; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that if this Warrant is being exercised upon the closing of the Initial Public Offering, the value will be the initial "Price to Public" of the number of shares of Common Stock into which each Warrant Share is convertible as specified in the final prospectus with respect to such offering; and (iv) if this Warrant is being exercised in connection with a merger or acquisition, the fair market value of a Warrant Share will be the value offered per such share in such merger or acquisition, as determined in good faith by the Board of Directors of the Company.

        6.    Adjustment.

            (a)    Subdivision, Combination and Recapitalization.    If the Company shall at any time subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the Warrant Shares subject to acquisition hereunder, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization or otherwise) the shares of Common Stock subject to acquisition hereunder, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of this Warrant will be proportionately decreased. In the event of changes in the Warrant Shares by reason of recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, a Change of Control. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

            (b)    Notice of Adjustment.    Upon any adjustment of any Exercise Price, then and in each such case the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        7.    Certificates for Shares.    Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten (10) days of the delivery of the subscription notice.

        8.    Issuance of Shares.    The Company covenants that the Warrant Shares, when issued pursuant to the terms and provisions hereof, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

        9.    Investment Representations.

            (a)    Registration Under the Securities Act of 1933.    Neither this Warrants nor the Warrant Shares (collectively, the "Warrant Securities") have been registered under the Act for public resale. The securities issuable upon the exercise of this Warrant shall have this following legend:

    "SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT."

          (b)   The Holder is acquiring the Warrant and the equity securities issuable upon exercise of the Warrant (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has have no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does do not presently have reason to anticipate a change in such intention.

          (c)   The Holder acknowledges that it has received all the information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the Warrant. The Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder. The Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

          (d)   The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

          (e)   Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities except in compliance with applicable securities laws or exemptions therefrom.

          (f)    The Purchaser is an "accredited investor" as such term is defined in Rule 501 under the 1933 Act.

  10.
  The Holder represents and warrants to the Company as follows:

          (a)   It is acquiring the Warrant, and it will be acquiring the Warrants Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

          (b)   It is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

          (c)   It further understands that the exemptions from registration afforded by Rule 144 and Rule 144A (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

          (d)   It has such knowledge and experience in business and financial matters and with respect to investments in securities of privately-held companies so as to enable it to understand and evaluate the risks of the Holder's investment in the Warrant and the Warrant Shares and form an investment decision with respect thereto. It has been afforded the opportunity to ask questions of, and to secure such information from, the Company and its officers and directors as it deems necessary to evaluate the merits of entering into such transactions.

          (e)   It has adequate net worth and means of providing for its current needs and personal contingencies to sustain a complete loss of its investment in the Company.

        11.    Covenants and Conditions.    Pursuant to the terms and conditions of this Warrant, Company shall: (i) reserve an appropriate number of shares of Common Stock to facilitate the issuance of Warrant Shares to the Holder in accordance with the terms set forth in this Warrant, (ii) not amend its Certificate of Incorporation or take any other action that would materially impair the Company's ability to comply with the terms of this Warrant, and (iii) provide Holder with reasonable notice before the Company undertakes any significant corporate action that would have a material impact upon Holder's rights under this Warrant or upon the rights of the holders of Common Stock generally.

        12.    No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

        13.    No Stockholder Rights.    Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock issuable on the exercise hereof, including (without limitation) the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 13 shall limit the right of the Holder to be provided the notices required under this Warrant.

        14.    Successors and Assigns.    The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

        15.    Amendments and Waivers.    Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment affected in accordance with this Section 15 shall be binding upon each holder of any shares of Common Stock purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such shares, and the Company.

        16.    Notices.    All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one (1) day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

        17.    Attorneys' Fees.    If any action at law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

        18.    Captions.    The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

        19.    Governing Law.    This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof). The Company hereby irrevocably consents to the jurisdiction of the Courts of the State of Delaware and of any Federal Court located in Delaware in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Chief Executive Officer of the Company at its address set forth below.

        IN WITNESS WHEREOF, Local Matters, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

LOCAL MATTERS, INC.
By:	/s/ CURTIS FLETCHER Curtis Fletcher, Senior Vice President Finance, Treasurer and Secretary
Address:	1221 Auraria Parkway Denver, Colorado 80204

Phone Number (303) 572-1122 Fax Number: (303) 572-1123

NOTICE OF EXERCISE

To:

        The undersigned hereby elects to [check applicable subsection]:

(a) Purchase shares of Common Stock of Local Matters, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

OR

(b) Exercise the attached Warrant for shares of Common Stock of Local Matters, Inc. purchasable under this Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

        The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof, and the undersigned is an "Accredited Investor", as defined in Rule 501 promulgated under Regulation D of the 1933 Act, as amended.

WARRANTHOLDER:

By:	[NAME]

Address:

Date:

Name in which shares should be registered:

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WARRANT TO PURCHASE COMMON STOCK of LOCAL MATTERS, INC.